EXHIBIT 5

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                                 April 23, 1999

Board of Directors
The Peoples BancTrust Company, Inc.
310 Broad Street
Selma, Alabama 36701

         Re: The Peoples BancTrust Company, Inc. 1999 Stock Option Plan Registration Statement on Form S-8
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Dear Sirs:

     We have acted as counsel to The Peoples BancTrust Company, Inc., an Alabama corporation (the "Company"), in connection with The Peoples BancTrust Company, Inc. 1999 Stock Option Plan (the "Plan").

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the 500,000 shares of common stock of the Company, when issued pursuant to and in accordance with the terms of the Plan, will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8 and to reference to our firm under the caption "Legal Opinion" in the Prospectus to be sent or given to participants in the Plan.

                              Very truly yours,

                              GAMBLE, GAMBLE, CALAME AND WILSON, L.L.C.


                              BY: /s/ Harry W. Gamble, Jr.
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